UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 24, 2014
Date of Report (Date of earliest event reported)

CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)

______________________________________
Two Rincon Center
121 Spear Street, Suite 300
San Francisco, CA 94105
(Address of principal executive offices)

(415) 829-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 29, 2014, Castlight Health Inc. (the “Company”) issued a press release announcing its results for the three and six months ended June 30, 2014. The press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report shall not be incorporated by reference in any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

(a)

On July 24, 2014, Christopher Michel and Robert Kocher, members of the Company’s Board of Directors (the “Board”), each informed the Company that they will resign as members of the Company’s Board of Directors effective immediately. Additionally, Mr. Michel resigned as a member of the Audit Committee of the Board. The resignations of Mr. Michel and Dr. Kocher were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(b)

On July 29, 2014, the Company announced that Randall J. Womack provided notice to the Company of his intention to resign from his position as Chief Operating Officer of the Company, effective September 30, 2014, to pursue other opportunities. Mr. Womack’s responsibilities will be assumed by other members of the Company’s management team and the Board did not appoint a successor to fill the office of Chief Operating Officer.

(d)

On July 24, 2014, upon the recommendation of the Nominating and Governance Committee, the Board approved the appointment of Steve Singh to the Board effective immediately. Mr. Singh will serve as a Class II director whose current term will expire at the Company’s 2016 Annual Meeting of Stockholders when the Class II directors will next be elected by the Company’s stockholders.
There are no arrangements or understandings between Mr. Singh and any other persons pursuant to which Mr. Singh was named as a director. Mr. Singh is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Consistent with the Company’s policy for incoming non-employee directors, the Company expects the Compensation and Talent Committee to approve 50,000 stock options under the Company’s 2014 Equity Incentive Plan, each of which vest in full and become exercisable in equal monthly installments over 36 months. The stock options granted to Mr. Singh will have an exercise price equal to the closing price of the Company’s stock on the New York Stock Exchange on the date of grant, and shall have a term of 10 years from the date of grant. Pursuant to Section 21.3 of the Company’s 2014 Equity Incentive Plan, in the event of a Corporate Transaction (as defined therein), the vesting of Mr. Singh’s awards shall accelerate and become exercisable in full prior to the consummation of such event at such times and on such conditions as the Compensation and Talent Committee of the Board determines.
In connection with his appointment to the Board, Mr. Singh will execute the Company’s standard form of indemnification agreement for directors.
On July 29, 2014, the Company issued a press release announcing the appointment of Mr. Singh to the Board, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated, July 29, 2014, entitled " Castlight Health Announces Second Quarter 2014 Results"
99.2	Press Release dated July 29, 2014, entitled “Technology Industry Veteran Steve Singh Joins Castlight Health Board of Directors”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Castlight Health Inc.
Date: July 29, 2014
By: /s/ John C. Doyle
John C. Doyle
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated, July 29, 2014, entitled " Castlight Health Announces Second Quarter 2014 Results"
99.2	Press Release dated July 29, 2014, entitled “Technology Industry Veteran Steve Singh Joins Castlight Health Board of Directors”